Exhibit 99.5
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Introduction
On October 8, 2026, Crescent Energy Company (“Crescent”) entered into a Purchase and Sale Agreement (the “Devon EF Assets Acquisition Agreement”) with Devon Energy Production Company, L.P. (“Devon”), a subsidiary of Devon Energy Corporation, pursuant to which Crescent agreed to acquire certain oil and natural gas properties located in the Eagle Ford (the “Devon EF Assets” and such transaction, the “Devon EF Assets Acquisition”) for aggregate cash consideration of approximately $4.2 billion, subject to customary purchase price adjustments. The Devon EF Assets Acquisition is expected to close in the fourth quarter of 2026 or early 2027, and the closing is subject to customary conditions, including, among other things, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
In connection with its entry into the Devon EF Assets Acquisition Agreement, Crescent obtained a debt commitment letter from JPMorgan Chase Bank, N.A. providing for a 364-day senior unsecured bridge loan facility in an aggregate principal amount of $2.0 billion, subject to the satisfaction of certain conditions (the “Bridge Commitment”). The pro forma financial statements assume that the cash consideration for the Devon EF Assets Acquisition is funded with (i) cash on hand of $247.6 million, (ii) borrowings of $2.0 billion under the Bridge Commitment (the “Bridge Borrowings”), and (iii) borrowings of $2.0 billion under the Crescent Revolving Credit Facility (as defined below) (such borrowings, the “Revolver Borrowings” and, together with the Bridge Borrowings and the Devon EF Assets Acquisition, the “Devon Transactions”). The pro forma financial statements do not give effect to any offering of debt or equity securities or other financing, the net cash proceeds of which would reduce the Bridge Commitment.
On December 15, 2025 (the “Vital Merger Closing Date”), Crescent completed its acquisition of Vital Energy, Inc. (“Vital”) pursuant to the Agreement and Plan of Merger, dated August 24, 2025 (such transaction, the “Vital Energy Merger”), and drew on Crescent’s senior secured reserve-based revolving credit agreement (the “Crescent Revolving Credit Facility”) to repay the outstanding borrowings under Vital’s senior secured credit facility (the “Vital Revolving Credit Facility”) immediately following the closing (the “RCF Draw”). The Vital Revolving Credit Facility was terminated upon repayment.
On January 31, 2025, Crescent completed its acquisition of all of the issued and outstanding securities of Ridgemar (Eagle Ford) LLC (“Ridgemar” and such transaction, the “Ridgemar Acquisition” and, together with the Vital Energy Merger, the “2025 Acquisitions”).
The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared from the historical consolidated financial statements of Crescent, the historical statements of revenues and direct operating expenses of the Devon EF Assets and, for the year ended December 31, 2025, the historical financial information of Vital and Ridgemar for the periods prior to their respective acquisitions, adjusted to give effect to the Devon Transactions and, for the year ended December 31, 2025, the 2025 Acquisitions and the RCF Draw (collectively with the Devon Transactions, the “Pro Forma Transactions”). The unaudited pro forma condensed combined balance sheet as of June 30, 2026 (the “pro forma balance sheet”) gives effect to the Devon Transactions as if they had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 (the “pro forma statements of operations”) give effect to the Pro Forma Transactions as if each had occurred on January 1, 2025.
The pro forma balance sheet as of June 30, 2026 and the pro forma statement of operations for the six months ended June 30, 2026 reflect no adjustments for the 2025 Acquisitions or the RCF Draw, as those transactions are already reflected in Crescent’s historical balance sheet and statement of operations for such periods. The pro forma financial statements contain certain reclassification adjustments to conform the historical financial statement presentation of the Devon EF Assets, Vital and Ridgemar with Crescent’s historical financial statement presentation.
The historical financial information of the Devon EF Assets consists of statements of revenues and direct operating expenses, which do not include general and administrative expense, the effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expense and other income and expense items not directly associated with the Devon EF Assets. Historical financial statements reflecting financial position, results of operations and cash flows are not presented for the Devon EF Assets, as such information is not readily available and not meaningful to the Devon EF Assets. Accordingly, the pro forma statements of operations are not indicative of the results of operations of the Devon EF Assets going forward, because they necessarily exclude various operating expenses. No historical balance sheet of the Devon EF Assets is presented. The pro forma balance sheet reflects the Devon EF Assets Acquisition through transaction accounting adjustments based on the preliminary purchase price allocation described in Note 2.
The following pro forma financial statements are based on, and should be read in conjunction with:
•the audited consolidated financial statements of Crescent for the year ended December 31, 2025 and the unaudited condensed consolidated financial statements of Crescent as of and for the six months ended June 30, 2026, and the related notes thereto;
•the audited statements of revenues and direct operating expenses of the Devon EF Assets for the years ended December 31, 2025 and 2024 and the unaudited statements of revenues and direct operating expenses of the Devon EF Assets for the six months ended June 30, 2026 and 2025, and the related notes thereto, included as Exhibit 99.4 to this Current Report on Form 8-K;
•the unaudited condensed consolidated financial statements of Vital for the nine months ended September 30, 2025, and the related notes thereto, included as Exhibit 99.3 to this Current Report on Form 8-K; and
•the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and other cautionary statements included in Crescent’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
The pro forma financial statements were derived by making certain transaction accounting adjustments to the historical financial statements noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Pro Forma Transactions may differ from the adjustments made to the pro forma financial statements. However, Crescent’s management believes that the assumptions provide a reasonable basis for presenting the significant effects for the periods presented as if the Pro Forma Transactions had been consummated earlier, and that all adjustments necessary to fairly present the pro forma financial statements have been made.
As of the date of this Current Report on Form 8-K, Crescent has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Devon EF Assets to be acquired and the liabilities to be assumed and the related allocation of purchase price. A final determination of the fair value of the Devon EF Assets and the related liabilities will be based on the assets acquired and liabilities assumed as of the closing date of the Devon EF Assets Acquisition (the “Devon Closing Date”) and, therefore, cannot be made prior to the completion of the Devon EF Assets Acquisition. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available or as additional analysis is performed.
The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Crescent estimated the fair value of the Devon EF Assets and the related liabilities based on preliminary valuation studies, due diligence and information provided by Devon. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma financial statements. The final purchase price allocation may be materially different than that reflected in the preliminary pro forma purchase price allocation presented herein.
The pro forma financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the financial position or operating results that Crescent would have achieved if the Devon EF Assets Acquisition Agreement had been entered into and the Pro Forma Transactions had taken place on the assumed dates. The pro forma financial statements do not reflect future events that may occur after the consummation of the Devon EF Assets Acquisition, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that

Crescent may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statements and should not be relied on as an indication of the future results of Crescent.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2026
(in thousands)

	Crescent (Historical)	Transaction Accounting Adjustments		Crescent Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$264,882	$(247,600)	(a)	$17,282
Restricted cash	5,467	—		5,467
Accounts receivable, net	664,936	—		664,936
Accounts receivable – affiliates	3,899	—		3,899
Derivative assets – current	53,759	—		53,759
Prepaid expenses	49,642	—		49,642
Other current assets	60,027	—		60,027
Total current assets	1,102,612	(247,600)		855,012
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	14,132,507	3,502,890	(b)	17,635,397
Unproved	567,174	849,150	(b)	1,416,324
Oil and natural gas properties at cost, successful efforts method	14,699,681	4,352,040		19,051,721
Field and other property and equipment, at cost	177,134	—		177,134
Total property, plant and equipment	14,876,815	4,352,040		19,228,855
Less: accumulated depreciation, depletion, amortization and impairment	(4,245,505)	—		(4,245,505)
Property, plant and equipment, net	10,631,310	4,352,040		14,983,350
Derivative assets – noncurrent	22,024	—		22,024
Investments in equity affiliates	9,149	—		9,149
Deferred tax asset	73,086	—		73,086
Other assets	170,195	—		170,195
TOTAL ASSETS	$12,008,376	$4,104,440		$16,112,816
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$977,199	$56,700	(c)	$1,033,899
Accounts payable – affiliates	20,814	—		20,814
Derivative liabilities – current	28,345	—		28,345
Financing lease obligations – current	4,225	—		4,225
Short-term debt	—	1,989,000	(a)	1,989,000
Other current liabilities	136,752	—		136,752
Total current liabilities	1,167,335	2,045,700		3,213,035
Long-term debt	5,166,022	1,983,400	(a)	7,149,422
Derivative liabilities – noncurrent	9,854	—		9,854
Asset retirement obligations	379,933	75,340	(b)	455,273
Deferred tax liability	15,127	—		15,127
Financing lease obligations – noncurrent	1,435	—		1,435
Other liabilities	109,081	—		109,081
Total liabilities	6,848,787	4,104,440		10,953,227
Equity:
Class A common stock	33	—		33
Class B common stock	—	—		—
Preferred stock	—	—		—
Treasury stock, at cost	(72,441)	—		(72,441)
Additional paid-in capital	5,191,073	—		5,191,073
Retained earnings (accumulated deficit)	33,287	—		33,287
Noncontrolling interests	7,637	—		7,637
Total equity	5,159,589	—		5,159,589
TOTAL LIABILITIES AND EQUITY	$12,008,376	$4,104,440		$16,112,816
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2026
(in thousands, except per share data)

	Crescent (Historical)	Devon EF Assets (Historical)	Transaction Accounting Adjustments		Crescent Pro Forma Combined
Revenues:
Oil	$2,120,146	$—	$682,285	(a)	$2,802,431
Natural gas	192,141	—	44,473	(a)	236,614
Natural gas liquids	254,478	—	60,371	(a)	314,849
Midstream and other	11,019	—	—		11,019
Operating revenues	—	787,129	(787,129)	(a)	—
Total revenues	2,577,784	787,129	—		3,364,913
Expenses:
Lease and asset operating expense	441,278	—	93,453	(a)	534,731
Workover expense	63,245	—	—		63,245
Gathering, processing and transportation	196,554	—	29,748	(a)	226,302
Production and other taxes	124,707	—	39,955	(a)	164,662
Direct operating expenses	—	163,156	(163,156)	(a)	—
Depreciation, depletion and amortization	712,129	—	263,934	(b)	976,063
Impairment of oil and natural gas properties	—	—	—		—
Exploration expense	6,885	—	—		6,885
Midstream and other operating expense	10,904	—	—		10,904
General and administrative expense	124,294	—	—		124,294
Gain on sale of assets	(10,690)	—	—		(10,690)
Total expenses	1,669,306	163,156	263,934		2,096,396
Income (loss) from operations	908,478	623,973	(263,934)		1,268,517
Other income (expense):
Loss on derivatives	(524,708)	—	—		(524,708)
Interest expense	(204,397)	—	(132,760)	(c)	(337,157)
Loss from extinguishment of debt	(17,397)	—	—		(17,397)
Other income (expense)	144	—	—		144
Income (loss) from equity affiliates	56	—	—		56
Total other income (expense)	(746,302)	—	(132,760)		(879,062)
Income (loss) before taxes	162,176	623,973	(396,694)		389,455
Income tax expense	(87,648)	—	(50,001)	(d)	(137,649)
Net income (loss)	74,528	623,973	(446,695)		251,806
Less: net income attributable to noncontrolling interests	(1,610)	—	—		(1,610)
Net income (loss) attributable to Crescent Energy	$72,918	$623,973	$(446,695)		$250,196
Net income (loss) per share:
Class A common stock – basic	$0.22				$0.76	(g)
Class A common stock – diluted	$0.21				$0.69	(g)
Class B common stock – basic and diluted	$—				$—
Weighted average shares outstanding:
Class A common stock – basic	329,283				329,283
Class A common stock – diluted	366,832				366,832
Class B common stock – basic and diluted	—				—
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025
(in thousands, except per share data)

	Crescent (Historical)	2025 Acquisitions Adjustments (See Note 3)	Crescent Pro Forma for 2025 Acquisitions		Devon EF Assets (Historical)	Transaction Accounting Adjustments		Crescent Pro Forma Combined
Revenues:
Oil	$2,372,726	$1,505,277	$3,878,003		$—	$844,358	(a)	$4,722,361
Natural gas	673,540	39,072	712,612		—	67,781	(a)	780,393
Natural gas liquids	390,629	189,878	580,507		—	84,604	(a)	665,111
Midstream and other	142,887	5,158	148,045		—	—		148,045
Operating revenues	—	—	—		996,743	(996,743)	(a)	—
Total revenues	3,579,782	1,739,385	5,319,167		996,743	—		6,315,910
Expenses:
Lease and asset operating expense	767,814	360,862	1,128,676		—	163,726	(a)	1,292,402
Workover expense	74,537	63,829	138,366		—	—		138,366
Gathering, processing and transportation	408,920	65,403	474,323		—	43,541	(a)	517,864
Production and other taxes	219,416	101,160	320,576		—	57,686	(a)	378,262
Direct operating expenses	—	—	—		264,953	(264,953)	(a)	—
Depreciation, depletion and amortization	1,166,902	284,552	1,451,454		—	422,135	(b)	1,873,589
Impairment expense	254,551	1,005,242	1,259,793		—	—		1,259,793
Exploration expense	16,795	2,257	19,052		—	—		19,052
Midstream and other operating expense	116,945	10,850	127,795		—	—		127,795
General and administrative expense	472,160	165,250	637,410		—	—		637,410
Gain on sale of assets	(147,537)	(2,416)	(149,953)		—	—		(149,953)
Total expenses	3,350,503	2,056,989	5,407,492		264,953	422,135		6,094,580
Income (loss) from operations	229,279	(317,604)	(88,325)		731,790	(422,135)		221,330
Other income (expense):
Gain on derivatives	302,901	273,564	576,465		—	—		576,465
Interest expense	(298,432)	(196,218)	(494,650)		—	(276,519)	(c)	(771,169)
Loss from extinguishment of debt	(29,248)	—	(29,248)		—	—		(29,248)
Other income (expense)	(5,018)	3,142	(1,876)		—	—		(1,876)
Income (loss) from equity affiliates	2,188	(345)	1,843		—	—		1,843
Total other income (expense)	(27,609)	80,143	52,534		—	(276,519)		(223,985)
Income (loss) before taxes	201,670	(237,461)	(35,791)		731,790	(698,654)		(2,655)
Income tax expense	(34,504)	(329,153)	(363,657)		—	(7,290)	(d)	(370,947)
Net income (loss)	167,166	(566,614)	(399,448)		731,790	(705,944)		(373,602)
Less: net income attributable to noncontrolling interests	(20,210)	—	(20,210)		—	—		(20,210)
Less: net (income) loss attributable to redeemable noncontrolling interests	(14,050)	11,651	(2,399)		—	(1,673)	(e)	(4,072)
Net income (loss) attributable to Crescent Energy	$132,906	$(554,963)	$(422,057)		$731,790	$(707,617)		$(397,884)
Net income (loss) per share:
Class A common stock – basic	$0.55		$(1.35)	(f)				$(1.27)	(g)
Class A common stock – diluted	$0.54		$(1.35)	(f)				$(1.27)	(g)
Class B common stock – basic and diluted	$—		$—					$—
Weighted average shares outstanding:
Class A common stock – basic	242,060		312,266	(f)				312,266	(g)
Class A common stock – diluted	245,058		312,266	(f)				312,266	(g)
Class B common stock – basic and diluted	16,609		16,609					16,609
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to unaudited pro forma condensed combined financial statements
NOTE 1 – Basis of pro forma presentation
The pro forma financial statements have been derived from the historical consolidated financial statements of Crescent, the historical statements of revenues and direct operating expenses of the Devon EF Assets and, for the year ended December 31, 2025, the historical financial information of Vital for the period from January 1, 2025 through December 14, 2025 and of Ridgemar for the period from January 1, 2025 through January 30, 2025. The pro forma balance sheet as of June 30, 2026 gives effect to the Devon Transactions as if they had occurred on June 30, 2026. The pro forma statement of operations for the year ended December 31, 2025 gives effect to the Pro Forma Transactions, and the pro forma statement of operations for the six months ended June 30, 2026 gives effect to the Devon Transactions, in each case as if they had occurred on January 1, 2025. The 2025 Acquisitions and the RCF Draw are reflected in Crescent’s historical balance sheet as of June 30, 2026 and statement of operations for the six months then ended.
The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these pro forma financial statements. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma financial statements do not purport to represent what the combined entity’s financial position or results of operations would have been if the Pro Forma Transactions had actually occurred on the dates indicated above, nor are they indicative of Crescent’s future financial position or results of operations.
These pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of Crescent, Vital and Ridgemar, and the historical statements of revenues and direct operating expenses, and related notes thereto, of the Devon EF Assets, for the periods presented.
NOTE 2 – Pro forma acquisition accounting
The Devon EF Assets Acquisition is expected to be accounted for as an asset acquisition. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of June 30, 2026 using currently available information. Because the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Crescent’s financial position and results of operations may differ significantly from the pro forma amounts included in this Current Report on Form 8-K. Crescent expects to finalize its allocation of the purchase price as soon as practicable after completion of the Devon EF Assets Acquisition. The cost of the Devon EF Assets Acquisition, including transaction costs, is allocated to the assets to be acquired based on their relative fair values, and no goodwill is recognized.
The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:
•changes in the estimated fair value of the Devon EF Assets to be acquired and liabilities to be assumed as of the Devon Closing Date, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, and other factors; and
•purchase price adjustments under the Devon EF Assets Acquisition Agreement and the final amount of transaction costs.
The preliminary determination of consideration transferred and the purchase price allocation to assets to be acquired and liabilities to be assumed is as follows (in thousands):

Devon EF Assets Acquisition
Consideration transferred:
Cash consideration	$4,220,000
Transaction costs capitalized	56,700
Total	$4,276,700
Assets acquired and liabilities assumed:
Oil and natural gas properties - proved	3,502,890
Oil and natural gas properties - unproved	849,150
Asset retirement obligations	(75,340)
Total assets acquired and liabilities assumed	$4,276,700
2025 Acquisitions
The Vital Energy Merger was accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805 with Crescent considered to be the accounting acquirer. The allocation of the purchase price for Vital is preliminary. Certain data necessary to complete the purchase price allocation is not yet available, including final tax returns that provide the underlying tax basis of Vital’s assets and liabilities, and Crescent expects to complete the purchase price allocation during the 12-month period following the Vital Merger Closing Date. During the six months ended June 30, 2026, Crescent adjusted the preliminary purchase price allocation for the Vital Energy Merger to reflect certain post-closing adjustments, which are reflected in the table below. The assets acquired and liabilities assumed in the Vital Energy Merger are reflected in Crescent’s historical balance sheet as of June 30, 2026.
The preliminary purchase price allocation for the Vital Energy Merger is subject to change as a result of several factors, including but not limited to:
•changes in the estimated fair value of Vital’s assets acquired and liabilities assumed as of the Vital Merger Closing Date;
•the tax basis of Vital’s assets and liabilities as of the Vital Merger Closing Date; and
•certain of the factors described in “Risk Factors” included in Crescent’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

The Ridgemar Acquisition was accounted for as an asset acquisition. The allocation of the purchase price for Ridgemar has been completed.
The determination of consideration transferred and the purchase price allocation to assets acquired and liabilities assumed for the 2025 Acquisitions, as presented in Crescent’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, is as follows (in thousands):

	Vital Energy Merger	Ridgemar Acquisition
Consideration transferred:
Cash consideration:
Cash	$—	$807,247
Settlement of Equity Awards in cash	3,693	—
Equity consideration:
Fair value of Class A Common Stock issued	640,982	82,145
Settlement of Equity Awards in Class A Common Stock	7,557	—
Fair value of contingent earn-out consideration	—	51,746
Transaction costs capitalized	—	18,484
Total	$652,232	$959,622
Assets acquired and liabilities assumed:
Cash and cash equivalents	$122,923	$—
Accounts receivable, net	276,882	1,150
Derivative assets – current	184,247	—
Prepaid expenses	25,559	—
Oil and natural gas properties - proved	2,220,703	988,758
Oil and natural gas properties - unproved	137,846	—
Field and other property and equipment	50,156	3,240
Derivative assets – noncurrent	2,471	—
Deferred tax asset	695,291	—
Other assets	62,847	—
Accounts payable and accrued liabilities	(423,031)	(9,565)
Other current liabilities	(39,046)	(573)
Long-term debt	(2,490,578)	—
Derivative liabilities – noncurrent	(7,329)	—
Asset retirement obligations	(127,821)	(22,855)
Other liabilities	(38,888)	(533)
Net assets acquired	$652,232	$959,622
NOTE 3 – 2025 Acquisitions Adjustments
Pro forma statement of operations for the year ended December 31, 2025
The column “2025 Acquisitions Adjustments” in the pro forma statement of operations for the year ended December 31, 2025 reflects the historical results of Vital for the period from January 1, 2025 through December 14, 2025 and of Ridgemar for the period from January 1, 2025 through January 30, 2025, together with the transaction accounting adjustments for the 2025 Acquisitions and the financing adjustments for the RCF Draw. A reconciliation of the amounts presented as “2025 Acquisitions Adjustments” is as follows (in thousands):

	Vital As Adjusted (See Note 4)	Ridgemar (Historical)	Transaction Accounting Adjustments		Financing Adjustments		2025 Acquisitions Adjustments
Revenues:
Oil	$1,467,340	$37,937	$—		$—		$1,505,277
Natural gas	38,126	946	—		—		39,072
Natural gas liquids	188,122	1,756	—		—		189,878
Midstream and other	5,158	—	—		—		5,158
Total revenues	1,698,746	40,639	—		—		1,739,385
Expenses:
Lease and asset operating expense	357,010	3,852	—		—		360,862
Workover expense	63,404	425	—		—		63,829
Gathering, processing and transportation	63,947	1,456	—		—		65,403
Production and other taxes	99,549	1,611	—		—		101,160
Depreciation, depletion and amortization	715,697	—	(431,145)	(a)	—		284,552
Impairment expense	1,005,242	—	—		—		1,005,242
Exploration expense	—	—	2,257	(b)	—		2,257
Midstream and other operating expense	10,850	—	—		—		10,850
General and administrative expense	135,878	—	22,622	(b)	—		165,250
			6,750	(c)
Gain on sale of assets	(2,416)	—	—		—		(2,416)
Total expenses	2,449,161	7,344	(399,516)		—		2,056,989
Income (loss) from operations	(750,415)	33,295	399,516		—		(317,604)
Other income (expense):
Gain on derivatives	273,564	—	—		—		273,564
Interest expense	(197,139)	—	—		921	(f)	(196,218)
Loss from extinguishment of debt	—	—	—		—		—
Other income (expense)	3,142	—	—		—		3,142
Income (loss) from equity affiliates	(345)	—	—		—		(345)
Total other income (expense)	79,222	—	—		921		80,143
Income (loss) before taxes	(671,193)	33,295	399,516		921		(237,461)
Income tax expense	(235,032)	—	(93,737)	(d)	(384)	(d)	(329,153)
Net income (loss)	(906,225)	33,295	305,779		537		(566,614)
Less: net (income) loss attributable to redeemable noncontrolling interests	—	—	11,698	(e)	(47)	(e)	11,651
Net income (loss) attributable to Crescent Energy	$(906,225)	$33,295	$317,477		$490		$(554,963)
Transaction Accounting Adjustments
(a)Reflects pro forma depletion expense calculated in accordance with the successful efforts method of accounting for oil and gas properties. For the Vital Energy Merger, the adjustment also reflects the increase in accretion expense related to the higher asset retirement obligation liability which was adjusted to reflect Crescent’s internal estimates, discount rate, and useful life estimate. For the Ridgemar Acquisition, the adjustment reflects pro forma depletion expense and accretion expense for the period from January 1, 2025 through January 30, 2025.
(b)Reflects adjustments to general and administrative expense and exploration expense related to costs capitalized by Vital under the full cost method of accounting for oil and gas properties that are expensed on a pro forma basis to conform to Crescent’s accounting under the successful efforts method of accounting for oil and gas properties.
(c)Reflects the impact on general and administrative expense related to increases in Crescent's Management Fee related to the issuance of additional shares of Crescent Class A Common Stock as consideration in the Vital Energy Merger.

(d)Reflects the income tax effect of the pro forma adjustments presented.
(e)Reflects the impact of the allocation of net income attributable to redeemable noncontrolling interests related to the change in Crescent’s ownership of Crescent Energy OpCo LLC resulting from the issuance of 73.3 million shares of Crescent Class A Common Stock as part of the Vital Energy Merger, and the allocation to redeemable noncontrolling interests of Ridgemar’s historical results and the pro forma adjustments for the Ridgemar Acquisition.
Financing Adjustments
(f)Reflects the pro forma impact of the RCF Draw to repay outstanding amounts borrowed under the Vital Revolving Credit Facility, and the pro forma interest expense related to borrowings of $655.0 million under the Crescent Revolving Credit Facility to fund a portion of the cash consideration for the Ridgemar Acquisition for the period from January 1, 2025 through January 30, 2025.

NOTE 4 – Adjustments to Vital’s historical statement of operations
Pro forma statement of operations reclassification adjustments for the year ended December 31, 2025
Certain reclassification adjustments were made to Vital’s historical statement of operations in order to conform with Crescent’s financial statement presentation. A reconciliation of amounts derived and presented as “Vital As Adjusted” in Note 3 is as follows (in thousands, except per share data):

	Vital (Historical)(1)	Vital (Historical)(2)	Vital Reclassification Adjustments	Vital As Adjusted
Revenues:
Oil	$—	$—	$1,467,340	$1,467,340
Oil sales	1,155,448	311,892	(1,467,340)	—
Natural gas	—	—	38,126	38,126
Natural gas sales	47,175	(9,049)	(38,126)	—
Natural gas liquids	—	—	188,122	188,122
NGL sales	155,714	32,408	(188,122)	—
Midstream and other	—	—	5,158	5,158
Other operating revenues	4,296	862	(5,158)	—
Total revenues	1,362,633	336,113	—	1,698,746
Expenses:
Lease and asset operating expense	—	—	357,010	357,010
Lease operating expense	325,494	94,920	(357,010)	—
			(63,404)
Workover expense	—	—	63,404	63,404
Gathering, processing and transportation	—	—	63,947	63,947
Oil transportation and marketing expenses	31,296	7,855	(39,151)	—
Gas gathering, processing and transportation expenses	18,910	5,886	(24,796)	—
Production and other taxes	—	—	99,549	99,549
Production and ad valorem taxes	80,106	19,443	(99,549)	—
Depreciation, depletion and amortization	—	—	711,908	715,697
			3,789
Depletion, depreciation and amortization	556,840	155,068	(711,908)	—
Impairment expense	1,005,242	—	—	1,005,242
Midstream and other operating expense	—	—	10,850	10,850
Other operating expenses, net	10,456	4,528	(10,850)	—
			(3,789)
			(345)
General and administrative expense	—	—	135,878	135,878
General and administrative	71,517	59,734	(131,251)	—
Organizational restructuring expenses	4,627	—	(4,627)	—
Gain on sale of assets	—	—	(2,416)	(2,416)
Total expenses	2,104,488	347,434	(2,761)	2,449,161
Gain (loss) on disposal of assets, net	2,050	366	(2,416)	—
Income (loss) from operations	(739,805)	(10,955)	345	(750,415)
Other income (expense):
Gain on derivatives	—	—	273,564	273,564
Gain (loss) on derivatives, net	169,233	104,331	(273,564)	—
Interest expense	(150,228)	(46,911)	—	(197,139)
Loss from extinguishment of debt	—	—	—	—
Other income (expense)	—	—	3,142	3,142
Other income (expense), net	2,215	927	(3,142)	—
Income (loss) from equity affiliates	—	—	(345)	(345)
Total other income (expense)	21,220	58,347	(345)	79,222

Income (loss) before taxes	(718,585)	47,392	—	(671,193)
Income tax benefit (expense)	(236,346)	1,314	—	(235,032)
Net income (loss)	$(954,931)	$48,706	$—	$(906,225)
Net income (loss) per share:
Basic	$(25.32)
Diluted	$(25.32)
Weighted average common shares outstanding:
Basic	37,714
Diluted	37,714
______________
(1)Reflects the historical operations of Vital for the nine months ended September 30, 2025.
(2)Reflects the historical operations of Vital for the period from October 1, 2025 through December 14, 2025.
NOTE 5 – Adjustments to the pro forma financial statements
The pro forma financial statements have been prepared to illustrate the effects of the Pro Forma Transactions and have been prepared for informational purposes only.
The preceding pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X which requires the presentation of adjustments to account for the pro forma transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustments.
Pro forma balance sheet adjustments as of June 30, 2026
The adjustments included in the pro forma balance sheet as of June 30, 2026 are as follows:
Transaction Accounting Adjustments
(a)Reflects the funding of the cash consideration for the Devon EF Assets Acquisition and related debt issuance costs with (i) cash on hand of $247.6 million, (ii) borrowings of $2.0 billion under the Bridge Commitment, net of debt issuance costs of $11.0 million, presented as short-term debt because the Bridge Borrowings mature 364 days after the closing of the Devon EF Assets Acquisition, and (iii) borrowings of $2.0 billion under the Crescent Revolving Credit Facility, presented as long-term debt.
(b)Reflects the recognition of the oil and natural gas properties to be acquired at their preliminary allocated cost and the asset retirement obligations to be assumed in the Devon EF Assets Acquisition. See Note 2 for further details.
(c)Reflects the accrual of estimated transaction costs of $56.7 million directly related to the Devon EF Assets Acquisition, which are capitalized as part of the cost of the oil and natural gas properties to be acquired. Estimated transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on Crescent's financial position may differ significantly. These incremental costs are not yet reflected in the historical consolidated balance sheet of Crescent as of June 30, 2026. The estimated incremental transaction costs are reflected in the pro forma balance sheet as an increase to accounts payable and accrued liabilities.
Pro forma statements of operations adjustments for the six months ended June 30, 2026 and for the year ended December 31, 2025
The adjustments included in the pro forma statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 are as follows:
Transaction Accounting Adjustments
(a)Reflects reclassification adjustments made to the Devon EF Assets’ historical statements of revenues and direct operating expenses in order to conform with Crescent’s financial statement presentation. Operating revenues were reclassified to oil, natural gas and natural gas liquids revenues, and direct operating expenses were reclassified to lease and asset operating expense, gathering, processing and transportation and production and other taxes.
(b)Reflects pro forma depletion expense on the Devon EF Assets calculated in accordance with the successful efforts method of accounting for oil and gas properties and accretion expense on the asset retirement obligations assumed.
(c)Reflects pro forma interest expense on the Bridge Borrowings at an assumed interest rate of 7.41%, based on Term SOFR as of September 30, 2026 plus the initial margin of 3.50% applied to each period presented, and on the Revolver Borrowings at an assumed interest rate of 5.91%. Debt issuance costs of $11.0 million related to the short-term Bridge Borrowings were amortized over its term and recognized within pro forma interest expense for the year ended December 31, 2025. A change of 0.125% in the assumed interest rates would change pro forma interest expense by approximately $5.0 million for the year ended December 31, 2025 and $2.5 million for the six months ended June 30, 2026.
(d)Reflects the income tax effect of the historical revenues and direct operating expenses of the Devon EF Assets and of the pro forma adjustments presented. The tax rate applied was the estimated combined federal and state statutory rate of 22.0%. The effective rate of Crescent in the future could be significantly different (either higher or lower) depending on a variety of factors.
(e)Reflects the allocation to redeemable noncontrolling interests of the net income effect of the Devon EF Assets’ historical revenues and direct operating expenses and of the pro forma adjustments for the portion of the year ended December 31, 2025 prior to the elimination of Crescent’s Up-C structure in April 2025, based on the pro forma ownership of Crescent Energy OpCo LLC held by the redeemable noncontrolling interest holders during that period. No redeemable noncontrolling interests remain following the elimination of the Up-C structure.
(f)Reflects the impact to the allocation of net income attributable to Crescent and the computation of basic and diluted net income (loss) per share for the issuance of 73.3 million shares of Crescent Class A Common Stock as part of the Vital Energy Merger.
(g)Reflects the impact of the pro forma adjustments on the computation of basic and diluted net income (loss) per share. No shares of Crescent Class A Common Stock are issued in the Devon Transactions.
NOTE 6 – Supplemental unaudited pro forma oil and natural gas reserves information
Oil and natural gas reserves
The following tables present the estimated unaudited pro forma net proved developed and proved undeveloped oil, natural gas, and NGL reserves information as of December 31, 2025 for Crescent’s consolidated operations, along with a summary of changes in quantities of net remaining proved reserves for the year ended December 31, 2025. The disclosures below are derived from the “Oil and natural gas reserves” for the year ended December 31, 2025 included within Crescent’s Annual Report on Form 10-K and the supplemental oil and gas information of the Devon EF Assets included in Exhibit 99.4 to this Current Report on Form 8-K. The estimates below are in certain instances presented on a “barrels of oil equivalent” or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.
The unaudited pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2025 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s Annual Report on Form 10-K.
The unaudited pro forma net proved developed and proved undeveloped oil, natural gas, and NGL reserves as of December 31, 2024 and 2025 and the changes in the pro forma quantities of net remaining proved reserves for the year ended December 31, 2025 are as follows:

	Oil and Condensate (MBbls)
	Crescent (Historical)	2025 Acquisitions Adjustments	Crescent Pro Forma for 2025 Acquisitions	Devon EF Assets (Historical)	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2024	297,690	243,346	541,036	49,909	590,945
Revisions of previous estimates	(59,053)	(50,992)	(110,045)	(912)	(110,957)
Extensions, discoveries, and other additions	20,232	12,719	32,951	27,686	60,637
Sales of reserves in place	(43,427)	(733)	(44,160)	(106)	(44,266)
Purchases of reserves in place	182,392	(180,469)	1,923	23,192	25,115
Production	(38,139)	(23,871)	(62,010)	(13,254)	(75,264)
December 31, 2025	359,695	—	359,695	86,515	446,210

Proved Developed Reserves as of:
December 31, 2024	193,611	156,941	350,552	43,603	394,155
December 31, 2025	275,734	—	275,734	54,116	329,850

Proved Undeveloped Reserves as of:
December 31, 2024	104,079	86,405	190,484	6,306	196,790
December 31, 2025	83,961	—	83,961	32,399	116,360

	Natural Gas (MMcf)
	Crescent (Historical)	2025 Acquisitions Adjustments	Crescent Pro Forma for 2025 Acquisitions	Devon EF Assets (Historical)	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2024	1,595,059	861,982	2,457,041	82,251	2,539,292
Revisions of previous estimates	40,084	(80,825)	(40,741)	(990)	(41,731)
Extensions, discoveries, and other additions	436,513	35,705	472,218	67,645	539,863
Sales of reserves in place	(291,673)	(16,020)	(307,693)	(389)	(308,082)
Purchases of reserves in place	735,054	(719,517)	15,537	59,334	74,871
Production	(236,978)	(81,325)	(318,303)	(21,907)	(340,210)
December 31, 2025	2,278,059	—	2,278,059	185,944	2,464,003

Proved Developed Reserves as of:
December 31, 2024	1,342,718	628,896	1,971,614	77,428	2,049,042
December 31, 2025	1,819,476	—	1,819,476	95,188	1,914,664

Proved Undeveloped Reserves as of:
December 31, 2024	252,341	233,086	485,427	4,823	490,250
December 31, 2025	458,583	—	458,583	90,756	549,339

	Natural Gas Liquids (MBbls)
	Crescent (Historical)	2025 Acquisitions Adjustments	Crescent Pro Forma for 2025 Acquisitions	Devon EF Assets (Historical)	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2024	145,716	151,703	297,419	15,027	312,446
Revisions of previous estimates	(10,331)	(12,841)	(23,172)	35	(23,137)
Extensions, discoveries, and other additions	9,438	6,560	15,998	11,339	27,337
Sales of reserves in place	(21,288)	(2,254)	(23,542)	(62)	(23,604)
Purchases of reserves in place	129,993	(128,665)	1,328	10,245	11,573
Production	(17,382)	(14,503)	(31,885)	(3,519)	(35,404)
December 31, 2025	236,146	—	236,146	33,065	269,211

Proved Developed Reserves as of:
December 31, 2024	109,223	108,609	217,832	14,148	231,980
December 31, 2025	197,366	—	197,366	17,845	215,211

Proved Undeveloped Reserves as of:
December 31, 2024	36,493	43,094	79,587	879	80,466
December 31, 2025	38,780	—	38,780	15,220	54,000

	Total (MBoe)
	Crescent (Historical)	2025 Acquisitions Adjustments	Crescent Pro Forma for 2025 Acquisitions	Devon EF Assets (Historical)	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2024	709,251	538,713	1,247,964	78,645	1,326,609
Revisions of previous estimates	(62,706)	(77,304)	(140,010)	(1,042)	(141,052)
Extensions, discoveries, and other additions	102,423	25,230	127,653	50,299	177,952
Sales of reserves in place	(113,327)	(5,657)	(118,984)	(233)	(119,217)
Purchases of reserves in place	434,894	(429,054)	5,840	43,326	49,166
Production	(95,017)	(51,928)	(146,945)	(20,424)	(167,369)
December 31, 2025	975,518	—	975,518	150,571	1,126,089

Proved Developed Reserves as of:
December 31, 2024	526,622	370,366	896,988	70,655	967,643
December 31, 2025	776,346	—	776,346	87,825	864,171

Proved Undeveloped Reserves as of:
December 31, 2024	182,629	168,347	350,976	7,990	358,966
December 31, 2025	199,172	—	199,172	62,746	261,918
Standardized measure of discounted future net cash flows
The following tables present the estimated unaudited pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2025. The pro forma standardized measure information set forth below gives effect to the Pro Forma Transactions as if they had been completed on January 1, 2025. Devon EF Assets Acquisition Adjustments reflect adjustments related to the tax effects resulting from the Devon EF Assets Acquisition. The disclosures below are derived from the “Standardized measure of discounted future net cash flows” for the year ended December 31, 2025 included within Crescent’s Annual Report on Form 10-

K and the supplemental oil and gas information of the Devon EF Assets. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the historical financial statements included in Crescent’s Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2025.
The pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2025 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s Annual Report on Form 10-K.
The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2025 is as follows:

	(in thousands)
	Crescent (Historical)	2025 Acquisitions Adjustments	Crescent Pro Forma for 2025 Acquisitions	Devon EF Assets (Historical)	Devon EF Assets Acquisition Adjustments	Crescent Pro Forma Combined
Future cash inflows	$32,852,573	$—	$32,852,573	$6,797,000	$—	$39,649,573
Future production costs	(15,003,036)	—	(15,003,036)	(2,633,000)	—	(17,636,036)
Future development costs (1)	(3,387,941)	—	(3,387,941)	(977,000)	—	(4,364,941)
Future income taxes	(1,308,188)	—	(1,308,188)	—	(32,638)	(1,340,826)
Future net cash flows	$13,153,408	$—	$13,153,408	$3,187,000	$(32,638)	$16,307,770
Annual discount of 10% for estimated timing	(5,397,858)	—	(5,397,858)	(1,037,000)	10,010	(6,424,848)
Standardized measure of discounted future net cash flows as of December 31, 2025	$7,755,550	$—	$7,755,550	$2,150,000	$(22,628)	$9,882,922
______________
(1)Future development costs include future abandonment and salvage costs.
Changes in standardized measure
The disclosures below are derived from the “Changes in standardized measure” for the year ended December 31, 2025 included within Crescent’s Annual Report on Form 10-K and the supplemental oil and gas information of the Devon EF Assets. The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2025 are as follows:

	(in thousands)
	Crescent (Historical)	2025 Acquisitions Adjustments	Crescent Pro Forma for 2025 Acquisitions	Devon EF Assets (Historical)	Devon EF Assets Acquisition Adjustments	Crescent Pro Forma Combined
Balance at December 31, 2024	$5,703,695	$5,610,557	$11,314,252	$1,387,000	$(15,913)	$12,685,339
Net change in prices and production costs	(2,011,577)	(1,347,360)	(3,358,937)	(254,000)	—	(3,612,937)
Net change in future development costs	872,553	97,942	970,495	(45,000)	—	925,495
Sales and transfers of oil and natural gas produced, net of production expenses	(2,075,124)	(945,323)	(3,020,447)	(732,000)	—	(3,752,447)
Extensions, discoveries, additions and improved recovery, net of related costs	606,461	358,075	964,536	779,000	—	1,743,536
Purchases of reserves in place	4,652,989	(4,442,111)	210,878	714,000	—	924,878
Sales of reserves in place	(553,700)	(27,160)	(580,860)	(3,000)	—	(583,860)
Revisions of previous quantity estimates	(208,348)	(358,613)	(566,961)	56,000	—	(510,961)
Previously estimated development costs incurred	399,891	427,871	827,762	143,000	—	970,762
Net change in taxes	(92,507)	321,658	229,151	—	(5,124)	224,027
Accretion of discount	615,853	462,594	1,078,447	105,000	(1,591)	1,181,856
Changes in timing and other	(154,636)	(158,130)	(312,766)	—	—	(312,766)
Balance at December 31, 2025	$7,755,550	$—	$7,755,550	$2,150,000	$(22,628)	$9,882,922